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                                  WAIVER LETTER


                                                              September 29, 1995



Mortgage and Realty Trust
8380 Old York Road, Suite 300
Elkins Park, Pennsylvania 19117-1590

Attention:  Board of Trustees

Dear Sirs:

          This Waiver Letter is entered into in connection with the certain Amended and Restated Collateral and Security Agreement dated as of September 29, 1995 (the "Collateral Agreement") by and among Mortgage and Realty Trust ("MRT"), the subsidiaries of MRT listed on the signature pages thereof, the lenders listed on the signature pages thereof (the "Holders"), Wilmington Trust Company, as Corporate Collateral Agent (the "Corporate Collateral Agent"), and William J. Wade, as Individual Collateral Agent (the "Individual Collateral Agent" and, together with the Corporate Collateral Agent, the "Collateral Agent"). In connection with the proposed change of name of MRT to "Value Property Trust", the undersigned Corporate Collateral Agent, Individual Collateral Agent and Holders hereby waive compliance with the requirement set forth in Section 3.04 of the Collateral Agreement that MRT (i) give the Collateral Agent at least 30 days' prior written notice of such change of name and (ii) take all action simultaneously with or in advance of such change of name as necessary to amend financing statements or continuation statements so that they are not seriously misleading as a result of such change of name; PROVIDED, that MRT shall, prior to the expiration of the four month period immediately following the date on which such change of name has become effective, amend all such financing statements or continuation statements in such a manner as is necessary to cause the security interest of the Collateral Agent in the Collateral to continue to be perfected.

          The agreements and waivers set forth herein shall become effective upon the execution of a counterpart of this Waiver Letter by each of the parties hereto. The


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agreements and waivers set forth herein shall be limited precisely as written and nothing in this Waiver Letter shall be deemed to waive any other term, provision or condition of the Collateral Agreement or prejudice any right or remedy that the Holders or Collateral Agent may now have or may in the future have under or in connection with the Collateral Agreement.

          This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

                                   Very truly yours,


                                   WILMINGTON TRUST COMPANY,
                                   as Corporate Collateral Agent


                                   By: /s/ Mary St. Amand
                                      -----------------------------------
                                       Title: Vice President


                                   WILLIAM J. WADE,
                                   as Individual Collateral Agent


                                   By: /s/ William J. Wade
                                      -----------------------------------
                                       Title: Individual Collateral Agent


                                   MUTUAL SERIES FUND, INC.


                                   By: /s/ Jeffrey Altman
                                      -----------------------------------
                                       Title: Vice President


                                   INTERMARKET CORPORATION


                                   By: /s/ Ian R. Mackinzie
                                      -----------------------------------
                                       Title: Managing Director



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                                   ANGELO, GORDON & CO.


                                   By: /s/ Michael Gordon
                                      -----------------------------------
                                       Title: Authorized Signatory


                                   EMERALD PARTNERS


                                   By: /s/ Meryl Buchanan
                                      -----------------------------------
                                       Title: Vice President


                                   STROME-SUSSKIND INVESTMENT
                                   MANAGEMENT, L.P.


                                   By: /s/ Jeffrey Susskind
                                      -----------------------------------
                                       Title: Vice President


Acknowledged and Agreed to
this 29th of September, 1995

MORTGAGE AND REALTY TRUST

By: /s/ Daniel F. Hennessey
   --------------------------
    Title: C.F.O.







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